UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Waiver and Fifth Amendment to Loan Documents

Effective as of February 15, 2008, the registrant and certain of its subsidiaries entered into the Waiver and Fifth Amendment to Loan Documents relating to that certain Credit Agreement dated as of November 12, 2004 (as amended and/or restated from time to time) by and among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time.

Among other things, this amendment

• waives compliance with all covenants set forth in the credit agreement and the other loan documents and any default or event of default arising from non-compliance with those covenants, provided that the borrowers and other loan parties do not take any action that would materially adversely affect the collateral or the administrative agent's security interest in that collateral and provided further that the borrowers and other loan parties repay the obligations under the credit agreement as set forth below;

• provides for the repayment of $7,200,000 of the obligations outstanding under the credit agreement on or before February 22, 2008 (which amount was paid on February 15, 2008) and the remainder of such obligations on or before February 29, 2008; and

• terminates the various lenders' obligations under the credit agreement to loan additional amounts.

Amendment No. 14 to Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement

Also effective on February 15, 2008, the registrant and certain of its subsidiaries entered into Amendment No. 14 to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time) among Municipal Mortgage & Equity, LLC and its affiliates, as guarantors and borrowers, and Bank of America, N.A., as agent, and the listed banks.

Among other things, this amendment

• deletes specified financial reporting requirements and specified financial covenants;

• moves the maturity date of the loan agreement to March 5, 2008 from May 1, 2008, subject to the extensions described below;

• provides for an extension of the maturity date at borrower's option to June 30, 2008 if the borrower and guarantors arrange for an additional third-party irrevocable standby letter of credit in the amount of $14 million;

• provides for an extension of the maturity date at borrower's option to September 30, 2008 if prior to June 30, 2008 the borrower permanently reduces its capital contribution obligations to low income housing tax credit property partnerships financed under the credit agreement to less than $153.8 million and provides specified audited financial statements of the registrant;

• provides, in each case subject to the extensions of the maturity date described above, for revised maximum amounts of loans and letters of credit to be outstanding under the loan agreement as follows: $70 million through March 30, 2008; $60 million through April 29, 2008; $50 million through May 30, 2008; $40 million through June 29, 2008; and $35 million through September 29, 2008, and that no additional revolving loans are to be made under the loan agreement in excess of $5 million unless the maturity date is extended to June 30, 2008 as described above;

• increases the LIBOR interest rate by 1.15% and the prime interest rate by 3.0%;

• requires the delivery of $5 million of additional cash collateral which is to be returned upon delivery of the additional letter of credit described above;

• requires that the borrower and the guarantors grant a security interest in direct and indirect equity interests in additional low income housing tax credit property partnerships held by the borrower or affiliates of the registrant; and

• limits the borrowers ability to finance new low income housing tax credit property partnerships under the credit agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.01 Waiver and Fifth Amendment to Loan Documents dated as of February 15, 2008 among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time.

10.02 Amendment No. 14 dated as of February 15, 2008 to the Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

February 22, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.01	Waiver and Fifth Amendment to Loan Documents dated as of February 15, 2008 among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time

10.02	Amendment No. 14 dated as of February 15, 2008 to the Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time)